Exhibit 99.2
Delek Logistics Partners, LP Announces 2025 Financial Expectations

BRENTWOOD, Tenn., February 25, 2025 -- Delek Logistics Partners, LP (NYSE: DKL) (“Delek Logistics”) announced today its preliminary 2025 financial projections. “We expect to have approximately 20% year over year growth in Adjusted EBITDA(1) as a result of strong business fundamentals we are seeing in the Permian Basin,” said Avigal Soreq, President of Delek Logistics.

“We expect to continue benefiting from the recent significant acquisitions, additional acreage dedications in the crude business, as well as sour natural gas treating, and acid gas injection capabilities. DKL continues to enhance its “full suite” strategy and is committed to being the preferred crude, gas, and water midstream services provider in the Permian Basin. We are also dedicated to returning additional value to our unitholders and remain committed to growing our distributions.” Mr. Soreq concluded.

Below is a summary of DKL’s expectations for 2025:

Generate $480 - $520 million of Adjusted EBITDA
Coverage ratio of approximately 1.3x by year end
Invest $220-$250 million in capital expenditures, including expansion projects
Expect to continue growing the distributions in 2025

About Delek Logistics Partners, LP
Delek Logistics Partners, LP is a midstream energy master limited partnership headquartered in Brentwood, Tennessee. Through its owned assets and joint ventures located primarily in and around the Permian Basin, including both the Midland and the Delaware Basins, and other select areas in the Gulf Coast region, Delek Logistics provides gathering, pipeline, transportation, and other services for its customers in crude oil, intermediates, refined products, natural gas, storage, wholesale marketing, terminalling, water disposal, and recycling. Delek US Holdings, Inc. (NYSE: DK) (“Delek US”) owns the general partner interest as well as a majority limited partner interest in Delek Logistics Partners, LP, and is also a significant customer.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. Investors are cautioned that important factors may affect these forward-looking statements, as described in Delek US’s and Delek Logistics’ filings with the SEC, including risks disclosed in their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Neither Delek US nor Delek Logistics undertakes any obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which they become aware of, after the date hereof, except as required by applicable law or regulation.

Investor Relations and Media/Public Affairs Contact:
investor.relations@delekus.com

(1) Adjusted EBITDA is a "non-GAAP" operational measure we believe is important to investors in assessing our operating results and profitability and that supplements our financial information presented in accordance with U.S. GAAP. "Adjusted EBITDA" is calculated as net income before interest, income taxes, depreciation and amortization, as adjusted for significant, infrequently occurring transaction costs and throughput and storage fees associated with the lease component of commercial agreements subject to sales-type lease accounting. However, due to the inherent difficulty and impracticability of estimating certain amounts required by US GAAP with a reasonable degree of certainty at this time without unreasonable effort and imprecision, we have not provided a reconciliation of forward-looking Adjusted EBITDA guidance.